Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2014 RESULTS
Q1 EPS $0.69, Adjusted EPS $0.91

First Quarter 2014 Highlights
▪ Operating income decreased 9% to $80 million, or 11.7% of sales, on lower sales and Venezuelan remeasurement loss
▪ Adjusted operating income steady at $98 million and up 50 bps to 14.3% of sales
▪ Net income decreased 16% to $56 million; Adjusted net income $74 million, including $11 million from Venezuela
▪ Returned $70 million to shareholders through share repurchases and dividends

CLEVELAND, Ohio, April 23, 2014 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2014 net income of $56.5 million, or $0.69 per diluted share. Net income was $66.8 million, or $0.80 per diluted share, in the comparable 2013 period.  Adjusted net income was $74.1 million, or $0.91 per diluted share, compared to adjusted net income of $77.1 million, or $0.92 per diluted share, in the comparable 2013 period.

Sales decreased 4.7% to $685.1 million in the first quarter 2014 versus $718.6 million in the comparable 2013 period. This decrease reflects the benefit from acquisitions, which was offset by lower volumes and unfavorable foreign exchange translation. Operating income for the first quarter decreased 9.2% to $80.4 million, or 11.7% of sales, from $88.6 million, or 12.3% of sales, in the comparable 2013 period.  The decrease in operating income primarily reflects a $17.7 million charge from a Venezuelan remeasurement loss applied on March 31, 2014. On an adjusted basis, operating income decreased 1.3% to $98.1 million or 14.3% of sales, compared with $99.3 million, or 13.8% of sales in 2013.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "We held profitability margins steady in the quarter, benefiting from mix, solid operating performance and steady management of expenses, which helped offset lower volumes. Additionally, we generated improved cash flow from operations and continued to accelerate returns to shareholders."

The Company’s Board of Directors declared a quarterly cash dividend of $0.23 per share, which was paid on April 15, 2014 to holders of record on March 31, 2014. During the quarter, the Company returned $51.0 million to shareholders through the repurchase of 709,838 of the Company's common shares.

Venezuela Update

Based on recent changes to Venezuelan currency exchange mechanisms, the Company is now utilizing the SICAD I rate as of March 31, 2014 for remeasurement purposes, as it believes that future dividend remittances will be transacted using this rate as compared with the previously used official rate. The SICAD I rate is an auction-based exchange rate, which was 10.7 bolivars to the U.S. dollar as of March 31, 2014, compared to the official rate of 6.3 bolivars to the U.S. dollar.

As a result of this change, the Company incurred an after-tax charge of $17.7 million to Selling, general and administrative expenses in the first quarter of 2014. The first quarter of 2013 included after-tax charges of $1.6 million and $8.1 million to Costs of goods sold and Selling, general and administrative expenses, respectively, due to the devaluation of the Venezuelan currency in February 2013. First quarter 2014 Venezuela financial performance included Sales of $24.2 million and Adjusted net income of $11.2 million, or $0.14 per diluted share.

The results of our Venezuelan operations could be negatively impacted by additional currency remeasurements or devaluations, increased costs due to changes in raw material sourcing and the potential inability to obtain required production materials resulting in interruptions in operations.

Lincoln Electric Reports First Quarter 2014 Financial Results

Webcast Information

A conference call to discuss first quarter 2014 financial results will be webcast live today, Wednesday, April 23, 2014, at 9:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 26110188. A telephonic replay will be available starting at approximately 12:00 p.m. Eastern Time today and will end on Wednesday, May 7, 2014 at 11:59 p.m. Eastern Time. To listen to the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use confirmation code 26110188.

Financial results for the first quarter 2014 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; interest rates; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended March 31,				Fav (Unfav) to Prior Year
	2014	% of Sales	2013	% of Sales	$	%
Net sales	$685,062	100.0%	$718,573	100.0%	$(33,511)	(4.7%)
Cost of goods sold	458,726	67.0%	492,001	68.5%	33,275	6.8%
Gross profit	226,336	33.0%	226,572	31.5%	(236)	(0.1%)
Selling, general & administrative expenses	145,915	21.3%	136,891	19.1%	(9,024)	(6.6%)
Rationalization and asset impairment (gains) charges	(17)	—	1,051	0.1%	1,068	101.6%
Operating income	80,438	11.7%	88,630	12.3%	(8,192)	(9.2%)
Interest income	914	0.1%	1,026	0.1%	(112)	(10.9%)
Equity earnings in affiliates	1,561	0.2%	1,259	0.2%	302	24.0%
Other income	1,083	0.2%	714	0.1%	369	51.7%
Interest expense	(1,570)	(0.2%)	(950)	(0.1%)	(620)	(65.3%)
Income before income taxes	82,426	12.0%	90,679	12.6%	(8,253)	(9.1%)
Income taxes	26,002	3.8%	23,836	3.3%	(2,166)	(9.1%)
Effective tax rate	31.5%		26.3%		(5.2%)
Net income including non-controlling interests	56,424	8.2%	66,843	9.3%	(10,419)	(15.6%)
Non-controlling interests in subsidiaries’ (loss) earnings	(29)	—	37	—	(66)	(178.4%)
Net income	$56,453	8.2%	$66,806	9.3%	$(10,353)	(15.5%)

Basic earnings per share	$0.70		$0.81		$(0.11)	(13.6%)
Diluted earnings per share	$0.69		$0.80		$(0.11)	(13.8%)
Weighted average shares (basic)	80,648		82,719
Weighted average shares (diluted)	81,616		83,786

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended March 31,
	2014	2013
Operating income as reported	$80,438	$88,630
Special items (pre-tax):
Rationalization and asset impairment (gains) charges (1)	(17)	1,051
Venezuela foreign exchange losses (2)	17,665	9,660
Adjusted operating income (3)	$98,086	$99,341

Net income as reported	$56,453	$66,806
Special items (after-tax):
Rationalization and asset impairment (gains) charges (1)	(7)	673
Venezuela foreign exchange losses (2)	17,665	9,660
Adjusted net income (3)	$74,111	$77,139

Diluted earnings per share as reported	$0.69	$0.80
Special items	0.22	0.12
Adjusted diluted earnings per share (3)	$0.91	$0.92

Weighted average shares (diluted)	81,616	83,786

(1)
The three months ended March 31, 2014 include net gains primarily related to the sale of assets at rationalized operations.  The three months ended March 31, 2013 include net charges associated with severance and other related costs from the consolidation of manufacturing operations partially offset by gains related to the sale of assets at rationalized operations.

(2)
The three months ended March 31, 2014 represents the impact of the Venezuelan remeasurement loss. The three months ended March 31, 2013 represents the impact of the devaluation of the Venezuelan currency.

(3)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2014	December 31, 2013
Cash and cash equivalents	$205,387	$299,825
Total current assets	1,084,945	1,130,775
Property, plant and equipment, net	479,287	484,005
Total assets	2,113,976	2,151,867
Total current liabilities	431,912	456,917
Short-term debt (1)	7,303	15,296
Long-term debt	2,678	3,791
Total equity	1,512,113	1,530,688

Net Operating Working Capital	March 31, 2014	December 31, 2013
Accounts receivable	$405,675	$367,134
Inventory	363,554	349,963
Trade accounts payable	199,739	212,799
Net operating working capital	$569,490	$504,298

Net operating working capital to net sales (2)	20.8%	17.6%

Invested Capital	March 31, 2014	December 31, 2013
Short-term debt (1)	$7,303	$15,296
Long-term debt	2,678	3,791
Total debt	9,981	19,087
Total equity	1,512,113	1,530,688
Invested capital	$1,522,094	$1,549,775

Total debt / invested capital	0.7%	1.2%
Return on invested capital (3)	18.6%	18.9%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$56,453	$66,806
Non-controlling interests in subsidiaries’ (loss) earnings	(29)	37
Net income including non-controlling interests	56,424	66,843
Adjustments to reconcile Net income including non-controlling interests to Net cash provided (used) by operating activities:
Rationalization and asset impairment (gains) charges	(35)	114
Depreciation and amortization	17,931	17,397
Equity earnings in affiliates, net	(796)	(436)
Pension expense	2,800	7,615
Pension contributions and payments	(22,081)	(55,321)
Other non-cash items, net	23,984	14,345
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(43,885)	(66,585)
Increase in inventories	(15,157)	(16,334)
(Decrease) increase in trade accounts payable	(12,108)	8,268
Net change in other current assets and liabilities	5,547	4,182
Net change in other long-term assets and liabilities	1,007	(236)
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	13,631	(20,148)

INVESTING ACTIVITIES:
Capital expenditures	(14,506)	(15,138)
Acquisition of businesses, net of cash acquired	(892)	(549)
Proceeds from sale of property, plant and equipment	1,066	105
Other investing activities	573	—
NET CASH USED BY INVESTING ACTIVITIES	(13,759)	(15,582)

FINANCING ACTIVITIES:
Net change in borrowings	(8,056)	(1,492)
Proceeds from exercise of stock options	2,956	9,658
Excess tax benefits from stock-based compensation	1,652	3,989
Purchase of shares for treasury	(51,021)	(12,780)
Cash dividends paid to shareholders	(18,623)	—
Transactions with non-controlling interests	(2,330)	—
NET CASH USED BY FINANCING ACTIVITIES	(75,422)	(625)

Effect of exchange rate changes on Cash and cash equivalents	(18,888)	(1,654)
DECREASE IN CASH AND CASH EQUIVALENTS	(94,438)	(38,009)
Cash and cash equivalents at beginning of period	299,825	286,464
Cash and cash equivalents at end of period	$205,387	$248,455

Cash dividends paid per share	$0.23	$—

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2014
Net sales	$401,906	$105,406	$61,286	$43,993	$72,471	$—	$685,062
Inter-segment sales	32,943	5,860	4,449	29	2,118	(45,399)	—
Total	$434,849	$111,266	$65,735	$44,022	$74,589	$(45,399)	$685,062

EBIT (1)	$71,411	$9,253	$(631)	$(5,900)	$6,058	$2,891	$83,082
As a percent of total sales	16.4%	8.3%	(1.0%)	(13.4%)	8.1%		12.1%
Special items (gain) charge (2)	$(47)	$39	$(9)	$17,665	$—	$—	$17,648
EBIT, as adjusted (4)	$71,364	$9,292	$(640)	$11,765	$6,058	$2,891	$100,730
As a percent of total sales	16.4%	8.4%	(1.0%)	26.7%	8.1%		14.7%
Three months ended March 31, 2013
Net sales	$419,554	$110,491	$70,039	$36,374	$82,115	$—	$718,573
Inter-segment sales	28,985	4,279	4,384	20	2,224	(39,892)	—
Total	$448,539	$114,770	$74,423	$36,394	$84,339	$(39,892)	$718,573

EBIT (1)	$75,800	$10,707	$2,096	$(4,548)	$7,151	$(603)	$90,603
As a percent of total sales	16.9%	9.3%	2.8%	(12.5%)	8.5%		12.6%
Special items (gain) charge (3)	$860	$(6)	$197	$9,660	$—	$—	$10,711
EBIT, as adjusted (4)	$76,660	$10,701	$2,293	$5,112	$7,151	$(603)	$101,314
As a percent of total sales	17.1%	9.3%	3.1%	14.0%	8.5%		14.1%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	Special items in the three months ended March 31, 2014 include net gains primarily related to the sale of assets at rationalized operations and the impact of the Venezuelan remeasurement loss.

(3)	Special items in the three months ended March 31, 2013 include net rationalization and asset impairment charges (gains) and the impact of the devaluation of the Venezuelan currency.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2013	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2014
Operating Segments
North America Welding	$419,554	$(23,410)	$7,869	$1,240	$(3,347)	$401,906
Europe Welding	110,491	(5,487)	—	(1,550)	1,952	105,406
Asia Pacific Welding	70,039	(5,386)	—	(325)	(3,042)	61,286
South America Welding	36,374	(2,026)	—	12,807	(3,162)	43,993
The Harris Products Group	82,115	400	—	(9,204)	(840)	72,471
Consolidated	$718,573	$(35,909)	$7,869	$2,968	$(8,439)	$685,062
% Change
North America Welding		(5.6%)	1.9%	0.3%	(0.8%)	(4.2%)
Europe Welding		(5.0%)	—	(1.4%)	1.8%	(4.6%)
Asia Pacific Welding		(7.7%)	—	(0.5%)	(4.3%)	(12.5%)
South America Welding		(5.6%)	—	35.2%	(8.7%)	20.9%
The Harris Products Group		0.5%	—	(11.2%)	(1.0%)	(11.7%)
Consolidated		(5.0%)	1.1%	0.4%	(1.2%)	(4.7%)